Exhibit 99.4

FORM OF LETTER TO BENEFICIAL OWNERS

CTI BIOPHARMA CORP.

Subscription Rights to Purchase Shares of Common Stock and/or Series X Preferred

February 14, 2020

To Our Clients:

Enclosed for your consideration is a prospectus supplement (and the accompanying prospectus), dated February 14, 2020 (the “Prospectus”), that relates to the offering (the “Rights Offering”) by CTI BioPharma Corp. (the “Company”) to the holders of record (the “Record Holders”) of its common stock, par value $0.001 per share (the “Common Stock”), including shares of Common Stock issuable upon conversion of the Company’s outstanding shares of series O convertible preferred stock, par value $0.001 (the “Series O Preferred”). In the Rights Offering, Record Holders as of 5:00 p.m., New York City time, on February 13, 2020 (the “Record Date”), are receiving, at no charge, non-transferable subscription rights (the “Subscription Rights”) to subscribe for and purchase up to an aggregate of 60,000,000 shares of Common Stock and/or up to 4,500 shares of the Company’s series X convertible preferred stock, par value $0.001 per share (the “Series X Preferred” and collectively, the “Shares”).

As described in the Prospectus, you will receive 0.90412 Subscription Rights for each share of Common Stock owned of record, or issuable upon conversion of the shares of the Company’s Series O Preferred owned of record, as of the Record Date. The Subscription Rights are evidenced by a non-transferable certificate (the “Rights Certificate”) registered in your name and will cease to have any value as of 5:00 p.m., New York City time, on March 20, 2020, unless extended by the Company as described below (the “Expiration Time”). The total number of Subscription Rights issued to each stockholder will be rounded down to the nearest whole number. Each whole Subscription Right will allow you to subscribe for one share of Common Stock at a purchase price of $1.00 per share (the “Subscription Price”) (or an equivalent number of shares of Series X Preferred on the terms described in the Prospectus). If, following the exercise of your Subscription Rights you would become a holder of greater than 9.9% of the outstanding number of shares of Common Stock following the Rights Offering, you may elect to instead purchase Series X Preferred at a purchase price of $10,000 per share (ratably adjusted for fractional shares). If you elect to do so, you will have a right to purchase 1/10,000th of a share of Series X Preferred for each share of Common Stock you had a right to purchase pursuant to your Subscription Rights.

As further described in the Prospectus, the Company has entered into an Investment Agreement (the “Investment Agreement”) with the following existing stockholders of the Company (or affiliates thereof): BVF Partners L.P. (“BVF”), Stonepine Capital, L.P., OrbiMed Private Investments VI, LP and New Enterprise Associates, Inc. (collectively, the “Investors”), pursuant to which the Investors have agreed to, severally and not jointly, purchase from the Company any and all Shares not subscribed for in the Rights Offering, in the form of Common Stock and/or Series X Preferred, as further described in the Prospectus. Each Investor also will have the same right as other stockholders to subscribe for and purchase Shares under its Subscription Rights. The Investment Agreement with the Investors is described in more detail in the Prospectus. Mr. Matthew Perry, a member of the Company’s Board of Directors, is a representative of BVF. Mr. Perry recused himself from the approval by the Company’s Board of Directors of the Investment Agreement.

The Subscription Rights will expire and be of no value, if not exercised prior to the Expiration Time.

The Company may extend the Expiration Time by giving oral or written notice to the Subscription Agent prior to the Expiration Time. If the Company elects to extend the Expiration Time, it will issue a press release announcing such extension.

You will be required to submit payment in full for all of the Shares you wish to purchase pursuant to the exercise of the Subscription Right prior to the Expiration Time.

As soon as practicable after the Expiration Time and after any and all prorations and adjustments contemplated by the terms of the Rights Offering, as described in the Prospectus, have been effected, any excess subscription payment received by Computershare Trust Company, N.A. (the “Subscription Agent”) will be returned to you, without interest or penalty.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS YOUR BROKER, DEALER, CUSTODIAN BANK OR OTHER NOMINEE AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Shares to which you are entitled pursuant to your Subscription Rights on the terms and subject to the conditions set forth in the enclosed Prospectus. However, we urge you to read the Prospectus carefully before instructing us to exercise your Subscription Rights.

If you wish to have us, on your behalf, exercise the Subscription Rights for any Shares to which you are entitled, please so instruct us by completing, executing and returning to us the Beneficial Owner Election Form enclosed with this letter.

Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the Subscription Rights on your behalf in the Rights Offering. The Rights Offering will expire, and the Subscription Rights will not be exercisable and will have no value, at the Expiration Time. Once you have exercised the Subscription Right, such exercise may not be revoked.

Additional copies of the enclosed materials may be obtained from Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, the Information Agent for the Rights Offering. The Information Agent’s telephone number is (888) 613-9988. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent at the same number.

Very truly yours,

CTI BioPharma Corp.